UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

KraneShares Trust
(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1350 Avenue of the Americas, 2nd Floor New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of the exchange on which each class is to be registered
Shares of beneficial interest, no par value	BATS Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-180870.

Securities to be registered pursuant to Section 12(g) of the Act: Not applicable

Information Required In Registration Statement

Item 1.         Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value, of KraneShares FTSE Emerging Markets Plus ETF, a series of KraneShares Trust (the "Trust"), to be registered hereunder is set forth in the Post-Effective Amendment No. 86 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870; 811-22698) as filed with the Securities and Exchange Commission on January 30, 2015, which description is incorporated herein by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number is as follows:

Series Name	EIN
KraneShares FTSE Emerging Markets Plus ETF	47-1202096

Item 2.       Exhibits.

1.         The Trust’s Amended and Restated Declaration of Trust, effective as of February 3, 2012, are included as Exhibit (1) to the Trust’s Registration Statement on Form 8-A (File No. 001-36010), as filed with the Securities and Exchange Commission on December 1, 2014.

2.         The Trust's By-Laws are included as Exhibit (b) to the Trust’s Registration Statement on Form N-1A (File Nos. 333-180870; 811-22698), as filed with the Securities and Exchange Commission on January 18, 2013.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2015

KraneShares Trust

By: /s/ Jonathan Krane

Name: Jonathan Krane

Title: Trustee, Principal Executive Officer and Principal Financial Officer